SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”), effective as of date set forth on the signature page hereto (the “Effective Date”), is by and between SharesPost 100 Fund, a Delaware statutory trust (the “Company”) and the undersigned subscriber (the “Subscriber”).

1.           Issuance of Shares. In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, (a) the Company hereby agrees to issue to the Subscriber such number of shares of beneficial interest of the Company as set forth on the signature page hereto (the “Shares”), and (b) the Subscriber agrees to pay to the Company an aggregate purchase price as set forth on the signature page hereto (the “Purchase Price”). Upon execution by the Subscriber of this Agreement and receipt by the Company of the Purchase Price, the Subscriber shall become a shareholder of the Company.

2.           Subscriber’s Representations and Warranties. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents, warrants and agrees as follows:

(a)          The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber has the financial capability for making the investment, can afford a complete loss of the investment and the investment is a suitable one for the Subscriber.

(b)         Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the finances, operations, business and prospects of the Company.

(c)          The Subscriber is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares. The Subscriber understands that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not registered under any state “blue sky” laws, and the Shares may not be transferred except in compliance with such laws and in accordance with the terms of the Company’s Agreement and Declaration of Trust.

(d)          The Subscriber understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Subscriber obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Subscriber further acknowledges and understands that the Company is under no obligation to register the Shares.

(e)          The Subscriber is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

(f)           The Shares were not offered to the Subscriber by means of publicly disseminated advertisements or sales literature, nor is the Subscriber aware of any offers made to other persons by those means.

(g)          The Subscriber is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

3.           Company’s Representations and Warranties.         The Company hereby represents, and warrants that the Company is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

4.           Other Agreements.

4.1          Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

4.2          Counterparts. This Agreement may be executed in one or more counterparts (including electronic counterparts and facsimiles), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Signature Page on July 29, 2013 (the “Effective Date”).

SHARESPOST 100 FUND

By:	/s/ Sven Weber
Name:	Sven Weber
Title:	President

SUBSCRIBER

SP INVESTMENTS MANAGEMENT, LLC

By:	/s/ Sven Weber
Name:	Sven Weber
Title:	President

Total Purchase Price: $100,000
Price per Share: $20.00
Number of Shares Subscribed for: 500